EXHIBIT INDEX
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1.   Management Agreement with Countrywide Investments, Inc. for
     Kentucky Tax-Free Fund

2.   Form of Underwriter's Dealer Agreement

3. Transfer Agency, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with Countrywide Fund Services, Inc.

4.   Accounting and Pricing  Services  Agreement with Countrywide Fund Services,
     Inc.

5.   Consent of Arthur Andersen LLP

6.   Form of Sales Agreement for Money Market Funds

7.   Form of Administration Agreement for Administration of
     Shareholder Accounts

8.   Financial Data Schedule for Tax-Free Money Fund

9.   Financial Data Schedule for Tax-Free Intermediate Term
     Fund Class A

10.  Financial Data Schedule for Tax-Free Intermediate Term
     Fund Class C

11.  Financial Data Schedule for Ohio Insured Tax-Free Fund
     Class A

12.  Financial Data Schedule for Ohio Insured Tax-Free Fund
     Class C

13.  Financial Data Schedule for Ohio Tax-Free Money Fund -
     Class A

14.  Financial Data Schedule for Ohio Tax-Free Money Fund -
     Class B

15.  Financial Data Schedule for California Tax-Free Money Fund

16.  Financial Data Schedule for Florida Tax-Free Money Fund -
     Class A

17.  Financial Data Schedule for Florida Tax-Free Money Fund -
     Class B

18.  Amended Rule 18f-3 Plan With Respect to the Multiple Class
     Distribution System

19.  Power of Attorney for John R. Delfino